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                                                                       EXHIBIT 5

                [Letterhead of Haskell Slaughter & Young, L.L.C.]

                                Febraury 20, 2001


Heritage Financial Holding Corporation
211 Lee Street N.E.
Decatur, Alabama 35601

         Re:  Registration Statement on Form S-8
              Heritage Financial Holding Corporation Employee Stock Purchase
                Plan
              Heritage Financial Holding Corporation Incentive Stock
                Compensation Plan

Gentlemen:

         We have served as counsel for Heritage Financial Holding Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1993, as amended, of an aggregate of 6,038,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of the above-referenced plans (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based upon the foregoing, and having regard for such legal considerations we have deemed relevant, it is our opinion that:

         1.       The Shares have been duly authorized.

         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                Very truly yours,

                                HASKELL SLAUGHTER & YOUNG, LLC



                                By         /s/ Matthew T. Franklin
                                  ---------------------------------------------
                                               Matthew T. Franklin